SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 21, 2004

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sturlugata 8, 1S-101 Reykjavík, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02  Entry into a Material Definitive Agreement.

On December 21, 2004, deCODE genetics, Inc. (“deCODE”) entered into a Consultancy Agreement with Goran Ando, a member of deCODE’s Board of Directors.  The Consultancy Agreement provides that Mr. Ando will perform consulting services in the field of drug development from time to time as requested by deCODE and that  deCODE will pay Mr. Ando at the rate of $3,000 per day for his consulting services.

Item 8.01   Other Events

On December 17, 2004, deCODE genetics, Inc. issued the following press release:

deCODE to Conduct Phase II Clinical Trial in Asthma

Reykjavik, ICELAND, December 17, 2004 – deCODE genetics (Nasdaq: DCGN) today announced the signing of an agreement under which it will conduct a Phase II information-rich clinical trial next year of a third-party compound as part of a drug development program in asthma. The compound targets the product of a gene deCODE has shown to play an important role in the development of asthma. The trial will leverage deCODE’s extensive population research in asthma and enrollment is expected to begin in early 2005. Neither the name of the company nor of the compound was disclosed.

“This is another example of how our gene discovery work has led us to targets against which promising compounds have been developed by others in other indications. This approach enables us to leapfrog over several years of drug discovery and development and to go straight into information-rich trials, accelerating the application in the clinic of our gene discoveries and generating product-driven value for the company,” said Kari Stefansson, CEO of deCODE.

About deCODE genetics

deCODE is a biopharmaceutical company applying its discoveries in human genetics to the development of drugs for common diseases. deCODE is a global leader in gene discovery — our population approach and resources have enabled us to isolate key genes contributing to major public health challenges from cardiovascular disease to cancer, genes that are providing us with drug targets rooted in the basic biology of disease. deCODE is also leveraging its expertise in human genetics and integrated drug discovery and development capabilities to offer innovative products and services in DNA-based diagnostics, bioinformatics, genotyping, structural biology, drug discovery and clinical development. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission. deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

Item 9.01        Financial Statements and Exhibits

(c)       Exhibits

99.1         Form of Consultancy Agreement between deCODE genetics, Inc. and Goran Ando dated as of December 21, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

By:	/s/ Kari Stefansson
Kari Stefansson,
President and Chief Executive Officer

Dated: December 21, 2004